Exhibit 10.3

THIRD AMENDMENT TO THE

QUANEX CORPORATION HOURLY

BARGAINING UNIT EMPLOYEES SAVINGS PLAN

THIS AGREEMENT by Quanex Corporation (the “Sponsor”),

W I T N E S S E T H:

WHEREAS, the Sponsor previously established the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan, as amended and restated effective January 1, 1998 (the “Plan”);

WHEREAS, the Sponsor reserved the right in Section 12.01 to amend the Plan; and

WHEREAS, the Sponsor has determined to amend the Plan;

NOW, THEREFORE, the Sponsor hereby agrees that effective January 1, 2004, the Plan is amended as set forth below:

1.             The definition of the term “Eligible Employee” included in Article I of the Plan is completely amended and restated as follows:

“Eligible Employee” means (a) an Employee who (1) is compensated by the Sponsor on an hourly basis for services rendered at its MacSteel Michigan division or, effective February 1, 2001, at its MacSteel Arkansas division, and (2) is included in a unit of employees covered by a collective bargaining agreement between an employees’ representative and the Employer; or (b) an Employee of MacSteel Monroe, Inc. that is included in a unit of employees covered by a collective bargaining agreement between an employees’ representative and the Employer.

2.             Article V of the Plan is amended by adding the following new Section 5.14 to the Plan:

5.14         Loans.  No loans shall be made to Participants under the Plan.  If (a) a Participant was a participant in the Cargill Partnership Plan on December 31, 2003, and had a loan outstanding under the Cargill Partnership Plan on December 31, 2003, and (b) the loan note and all other rights with respect to such loan held by or for the Cargill Partnership Plan are rolled over to the Plan, then  such loan shall be continued under the Plan, and shall be administered  under the terms and provisions applicable to the loan under the loan agreement and the

Cargill Partnership Plan documents applicable to such loan in effect as of December 31, 2003.

3.             Article IX of the Plan is amended by adding the following new Section 9.07 to the Plan:

9.07         Credit for Service With North Star Steel Company.  For purposes of determining an Employee’s Active Service for eligibility to participate and vesting, his service with North Star Steel Company, a Minnesota corporation, and any predecessor will be counted as Active Service under the Plan.

IN WITNESS WHEREOF, the Sponsor has caused this Agreement to be executed on this          day of December, 2003.

QUANEX CORPORATION

By:
Title: